E.ON’s offer for Endesa
Update June 20, 2006

1. Transaction overview
2. A leading power and gas company
3. Financial impact
4. Summary / Q&A
Supporting materials

1

As stated in Endesa’s 2005 financial statements; including 18.3 bn€ net debt; 4.7 bn€ minorities, and 3.0 bn€ provisions for pensions and labor restructuring
The transaction represents a transforming step for
E.ON
•
E.ON is making an all-cash offer for 100% of Endesa’s shares for
27.50 € per share adjusted for any dividend payments before closing
•
Equivalent to 29.1 billion € of equity and stated 26.1 billion € of net debt, minorities, and provisions for pensions and labor restructuring1
•
A major step to increase the scale and geographic scope of E.ON’s integrated energy business
•
Meeting all of E.ON’s announced financial criteria
•
Major attractions to all stakeholders

European
Antitrust

Golden Share

Capital
Markets
•

Filing/ Notification on March, 8th
•

Full Clearance received on April, 10th
•

Sub-underwriting of 32 bn€ loan facility completed on April, 3rd
•

Heavily oversubscribed with 46 bn€ commitments offered by 24 banks
E.ON already achieved important milestones in the
bidding process
•

Form-CO filed on March, 16th
•

Full clearance received on April, 25th

CNE Filing

Supreme/
Tribunal
Court
Injunctions

CNMV Filing
•

Gas Natural offer currently suspended by injunctions
•

CNMV has announced that the approval process of E.ON´s bid is not affected
•

Endesa has indicated that waivers of the injunctions are possible1
•

Review of E.ON´s offer is ongoing
•

CNMV approval is contingent on CNE approval
1
Source: Dow Jones May 16th 2006
Regulatory approvals in Spain are well on track and
E.ON is convinced of positive outcome
•

Filing by March, 23rd and supplemental information filed on April, 19th
•

Addional information request received on June 9th.
•

E.ON is confident that its bid has the merits to be fully approved
•

European Commission started infringement proceedings and is prepared to react on very short notice

•
Compelling scale
•
High quality assets
•
Integrated business model
•
Complementary geographic fit
•
Higher growth markets
•
Integrated business model
E.ON
Endesa
The world’s leading power and gas company
More than 50 million customers in more than 30 countries
More than 600 TWh power and 900 TWh gas sales
More than € 130 billion of enterprise value
The combination of E.ON and Endesa will create the
world's leading power and gas company

1.  Transaction overview
2.  A leading power and gas company
3.  Financial impact
4.  Summary / Q&A
Supporting materials

Transformation into a
Focused Energy Company
Integration
and Performance
Growth in the
Energy Business

2000-2003

2003-2005

since 2005
The transaction delivers on E.ON’s clearly
articulated growth strategy
•
Vision to create the world’s leading power and gas company
•
E.ON’s strategy to grow in the energy business
•
Market conditions and outlook are positive for a transaction
•
Compelling opportunity to acquire leading high-quality positions in the Spanish, Italian, and Latin American markets in a single transaction

Europe1
•
327 TWh power
generation
•
515 TWh power sales
•
931 TWh gas sales
•
41 million customers2
Diversified earnings3
Global scale
Endesa
E.ON
The Americas1
•
94 TWh power
generation
•
93 TWh power
sales
•
13 million
customers
Central
Europe
Iberia
UK
Nordic
European
Gas
US
   Latin
America
Italy /
  France
EBITDA
Coal
Nuclear
Gas/
Oil
Hydro
Other
TWh
Diversified generation4
1         2005 figures
2
Majority controlled customers
3
Adjusted EBITDA for E.ON; EBITDA for Endesa
4
Generation mix (TWh) as of 2004
Sources: Endesa presentations and reports; E.ON
The combination of E.ON and Endesa creates the
world’s leading power and gas company

Leading Pan-
European position
achieved in “single
shot”
Obtain first-class
positions of scale
in high growth
markets
Creates
world-scale
energy player
•

Growth regions of Spain, Italy, France, Poland, Chile, Argentina, Brazil, Colombia, Peru
•

Complementary portfolio of regions, fuels, and
skills
•

Strong positions in all European markets
•
Excellent platform to benefit from future market integration, enhanced trading, and gas position
•
Achieving global economies of scale

Broader scope to apply “best practice”
•
•
Improved absolute ability to fund capital
expenditures and absorb risk
New strategic dimensions for value creation

Rapidly changing
competitive landscape
•

250 - 300 GW of new generation
capacity needed in Europe
•
Major investments in
transmission/ increased
interconnection
•
Major investments in gas
infrastructure
Quality scale vital
Significant capital investment needed
in Europe during next 15 years
Energy market environment in Europe is changing
•

Privatizations (GdF, EdF)
•

Consolidation in progress

(Suez/Electrabel, EdF/Edison)
•
Deregulation in final phase

EU vision of a common market
•

European gas supply
#1 in gas supply
Italy

#3 in power generation

#5 in gas distribution

CEE including Germany

#2 in power generation
#1 in power/gas retail

United Kingdom

#2 in power generation
#2 in power/gas retail

France

#3 in power generation

Spain/Portugal
#1 in power generation
#1 in power/gas retail
Nordic
#4 in power generation

#3 in power/gas retail
Strong positions in European markets

Regional power markets
European gas market
European CO2 market
Global LNG and coal
markets
European markets
emerging
EU Vision: One European
market
Priority Axes identified by
the EC TENS Program for
power transmission
strengthening

GB/IRL market
Nordic market
Baltic market

Eastern Europe
Market

SE Europe
Market
Italian market
zone

Iberian market
Mibel
Western Europe
Market
The combined Pan-European presence will provide
new value creation opportunities and is in line with EU
vision

Attractive environment

Endesa assets

R Regas
N Nuclear
C Coal
G Gas
H Hydro
L Lignite

Leading integrated position

Generation

Gas supply

Distribution and Supply

1 3.4 GW Nuclear, 5.4 GW Hydro, 12.6 GW Thermal, 1.0 GW CHP and renewables

Endesa is the leading energy company in the growing Spanish market 5th largest power market in Europe 6th largest gas market in Europe Strong fundamentals with annual growth rates of more than 5% Positive impact from regulatory changes Convergence of electricity and gas Integration with Portugal through Mibel 22 GW of high quality, diversified capacity1 #1 in the Spanish market 6 bcm supply contracts Shares in new re-gasification terminals with 10 bcm capacity 12 million electricity customers 0.5 million gas customers Market leader in the power market Opportunity to expand in the deregulated gas market

1 80% JV (ASM Brescia owns 20%)
2 65% Joint Venture.  Through SNET, Endesa also owns shares in small Polish and Turkish generation facilities

E.ON also acquires growth platforms in the
contiguous Italian, French, and Polish markets

E.ON
Italy
Endesa Italy 1

•

6.6 GW generation capacity
•

No. 3 position in the Italian power generation market
•

Access to future LNG re-gasification capacity

E.ON Italy
•
0.75 million gas
customers
•

Building 0.8 GW

CCGT power plant
France
SNET 2

2.5 GW generation capacity
•
•

No. 3 position in the French market

E.ON
•

2 TWh gas sales

Poland

Endesa
•

Preliminary agreement
to acquire Dolna Odra
•

2.0 GW installed capacity
•

Ownership of CHP
plant through SNET

Chile
4.5 GW
1.4 m cust.
Brazil
1.0 GW
4.6 m cust.
Colombia
2.7 GW
2.1 m cust.
Argentina
4.5 GW
2.2 m cust.
Peru
1.4 GW
0.9 m cust.
•
Almost all countries recovered from the economy crisis at the beginning of the decade and have a positive outlook
•

Economic growth regions, strong power demand
•
Well advanced regulatory frameworks in almost all countries
•
Core business in Chile (A-country

rating) contributing half of
Enersis1 proportional EBITDA

Power generation
•

14.1 GW generation capacity
•
58 TWh production in 2005

More than 60% hydropower

Distribution & Supply
•
•
11 million customers
•
55 TWh sales in 2005

Attractive environment

Strong Endesa position
•
Balanced, diversified and well structured portfolio
•
Strongly cash generating
•
Leading market positions
1 Enersis, listed in Santiago and New York, is the largest utility player in Latin America (Endesa owns 60% of Enersis)
Remark: Gross figures at year end 2005
Endesa’s strong position in Latin America represents
a new growth business

6%
4%
2%
0%
USA
CEE
GER
UK
SWE

6%
4%
2%
0%
ESP
LatAm
ITA
FRA

Developed & moderate
growing markets with E.ON
presence
1    CEE includes Czech Republic, Slovakia, Hungary, Poland, Romania, and Bulgaria
2    2000 to 2004
3    LatAm (Latin America)  includes Chile, Argentine, Brazil, Columbia, and Peru
Source: BP Statistical Review 2005
AAA
BB+
to A
AAA
AAA
AAA
B- to A
AA-
AAA
Average
annual
growth rate
of power
generation
2001-04
S&P
country
rating

Complemented by faster
growing markets with
Endesa presence
2
AA+
1
3
In summary, E.ON gains access to significant new growth potential

Endesa
Southern
Europe &
LatAm
6.0
18.2
Central
Europe
Nordic
(Adj.) EBITDA
in billion€
Revenues/
sales in bn€
Market
Units
Nordic
UK
US-Midwest
Pan-
European
Gas
0.6
1.2
1.6
1.9
2.0
3.5
10.2
17.9
5.3
24.3
Managing
companies

E.ON Corporate Center
Employees
27,204
3,002
5,801
12,891
13,366
44,476
1   Adjusted EBITDA and sales for E.ON, EBITDA and revenues for Endesa; E.ON’s figures preliminary and unaudited; Endesa is reporting under IFRS
Source: Endesa presentations and financial reports; E.ON

2005 data1

Endesa will be responsible for managing the new
Market Unit Southern Europe & Latin America

Performance
& Integration
Focused
investments
Active
portfolio
management
Financial
discipline
•
•

Expanded platform for growing the business organically and through focused investments
•

Continue to manage actively the portfolio
•

Constant review of portfolio with respect to strategic fit and value creation
•

Strict financial discipline
•

Continued commitment to a strong balance sheet
Proven management philosophy will be applied to the
enlarged platform
•
Integration of the acquired business a priority

Continued drive for better performance across all markets
•
•

Strengthen the integrated power and gas business in existing markets

Standardized processes across businesses, maximizing efficiency

1.Transaction overview
2.  A leading power and gas company
3. Financial impact
4.Summary / Q&A
Supporting materials

•
Earnings enhancing in the first full year after acquisition
•
Returns exceeding cost of capital three years after acquisition in general
•
Not endanger overall group performance targets
•
Short-term earnings and value enhancing and long-term superior growth prospects
•
Improved balance sheet structure with lower cost of capital
•
Upside through synergies and cost savings
Fulfillment of all of our criteria
Additional benefits
E.ON’s financial investment criteria
Offer for Endesa will meet all our financial criteria
and has additional benefits

Funding
Rating
Dividends
•

Commitment to maintain a single A flat (A/A2) credit rating
•

If necessary to maintain E.ON’s targeted rating, E.ON will issue equity-like instruments and/or equity (not more than 10% of
E.ON’s share capital)
•

E.ON confirms its dividend policy
•

Ordinary dividend of 2.75 €/share for 2005 +
Special dividend of 4.25 €/share relating to Degussa sale

Commitment to achieving a payout ratio of 50-60% of net income excluding exceptional items by 2007

•

E.ON offers 27.50 € per share in cash for Endesa resulting in a maximum cash payment of 29.1 billion €1

1 Adjusted for any dividend payments before closing

Financing of the offer
•

32 billion € guarantee and term loan facility provided by a group of 24 banks
•

E.ON will settle the offer with drawdowns under the facility and existing resources

1.  Transaction overview
2.  A leading power and gas company
3.  Financial impact
4.  Summary / Q&A
Supporting materials

“E.ON and Endesa create the world’s
leading
power and gas company”

Supporting materials

in million €                     2005
Sales                           56,399
Adjusted EBITDA3                  10,272
Cashflow from operations             6,601
Electricity sales (in TWh)               404.3
Gas sales (in TWh)                   924.4
Employees                          79,947
in million €                            2005
Revenues                             18,229
EBITDA                               6,020
Net cash provided by op. activ.          3,362
Electricity sales (in TWh)                203.3
Gas sales (in TWh)                      21.1
Employees                            27,204
Key figures for E.ON and Endesa 2005
Endesa key figures2
E.ON key figures1
1

2

3

Preliminary and unaudited

2005 results [IFRS]

E.ON prepares its consolidated financial statements on the basis of U.S. GAAP.  When presented on a consolidated basis, Adjusted EBIT and Adjusted EBIDTA are each considered to be non-GAAP financial measures.  Adjusted EBIT has been derived from U.S. GAAP net income as follows: Income (loss) from continuing operations before income taxes and minority interests (2005: €7,208 million) has been adjusted to exclude certain non-operating items (2005: €902 million). These items include net book gains resulting from disposals, as well as restructuring expenses and other non-operating earnings of an exceptional nature. In addition, interest income is adjusted using economic criteria, and this figure (2005: -€1,027 million) is also subtracted from income (loss) from continuing operations before income taxes and minority interests. Adding income taxes (2005: -€2,276 million) and minority interests (-€553 million) yields income (loss) from continuing operations (2005: €4,379 million). Net income is then determined by adding to this figure income (loss) from discontinued operations (2005: €3,035 million, consisting primarily the book gains from the disposal of Viterra and Ruhrgas Industries) and certain very minor adjustments, with the result being net income in accordance with U.S. GAAP (2005: €7,407 million).  For additional information on E.ON’s calculation of Adjusted EBIT, see E.ON’s Annual Report on Form 20-F for 2004.   Adjusted EBIT is calculated by subtracting from adjusted EBITDA depreciation and amortization affecting adjusted EBIT (2005: an aggregate of €2,939 million)

Sources: Endesa 2005 financial statements; E.ON

These materials do not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval.  Endesa investors and security holders are urged to read the prospectus and U.S. tender offer statement from E.ON regarding the proposed tender offer for Endesa when they become available, because they will contain important information. The prospectus and certain complementary documentation will be filed in Spain with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”).
Likewise, a U.S. tender offer statement will be filed in the United States with the U.S. Securities and Exchange Commission (the
“SEC”).  Investors and security holders may obtain a free copy of the prospectus (when it is available) and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, and Santander Investment Bolsa, S.V.S.A. The prospectus will also be available on the websites of the CNMV (www.cnmv.es) and E.ON (www.eon.com). Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement (when it is available) and other documents filed by E.ON with the
SEC on the SEC’s web site at www.sec.gov. The U.S. tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 4 53.

These materials may contain forward-looking statements.  Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary  regulatory  approvals  or to obtain  them on acceptable  terms;  the inability to integrate  successfully  Endesa within the E.ON Group; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate;  and other risk  factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Annual Report on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

E.ON prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). This presentation may contain references to certain financial measures (including forward looking measures) that are not calculated in accordance with U.S. GAAP and are therefore considered "non-GAAP financial measures" within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these non-GAAP financial measures to the most comparable U.S.
GAAP measure or target, either in this presentation, in its Annual Report, or on its website at www.eon.com. Management believes that the non-GAAP financial measures used by E.ON, when considered in conjunction with (but not in lieu of) other measures that are computed in U.S. GAAP, enhance an understanding of E.ON's results of operations. A number of these non-GAAP financial measures are also commonly used by securities analysts, credit rating agencies, and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These non-GAAP financial measures should not be considered in isolation as a measure of E.ON's profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash flow provided by operating activities, and the other income or cash flow data prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly titled measures used by other companies.